Exhibit (d)(1)

VIRTUS FUNDS

Computershare

Computershare Trust Company, N.A.
150 Royall Street, Suite V
Canton, Massachusetts 02021
Information Agent: Georgeson LLC
Banks, brokers and shareholders call toll-free: 1-866-431-2108

MR A SAMPLE
DESIGNATION (IF ANY)
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C 1234567890 J N T

Primary Subscription Rights 12345678901234
Account Code:
Control Code:

VIRTUS TOTAL RETURN FUND INC. SUBSCRIPTION CERTIFICATE

TO SUBSCRIBE FOR COMMON SHARES OF VIRTUS TOTAL RETURN FUND INC. PLEASE FOLLOW THE INSTRUCTIONS BELOW:

If you wish to subscribe for additional Common Stock of Virtus Total Return Fund Inc., you must submit your instructions in one of the following ways:

Option 1) Internet – Visit the Offer Website at virtusrightsoffering@ComputershareCAS.com and using the Account and Control Codes printed above sign in and follow the instructions on the website.

Option 2) Mail – Complete the instructions, sign and return this Subscription Certificate and your check in the envelope provided.

VIRTUS TOTAL RETURN FUND INC. SUBSCRIPTION RIGHTS FOR SHARES OF COMMON STOCK THIS RIGHTS OFFER EXPIRES AT [TIME] EASTERN TIME, ON [DATE]

The Virtus Total Return Fund Inc. (the "Fund") has distributed to each holder of its common stock owned as of record (each an "Eligible Holder") at close of business <TIME> on <DATE> (the "Record Date"), at no charge, one non-transferable right ("Subscription Right"), for each share of common stock held as of the Record Date. The rights entitle you to purchase one share of our common stock for every three (3) rights you hold. Fractional Shares will not be issued upon the exercise of Rights. If a Record Date Shareholder's total ownership is fewer than three shares, such shareholder may subscribe for one Share.The subscription price per share will be equal to 95% of the lower of the net asset value per share of the Fund's common stock at the close of business on <DATE> or the average of the last reported sales price of a share of the Fund's common stock on the NYSE on the pricing date and the four preceding business days. Furthermore, each Subscription Right entitles an Eligible Holder who fully exercises its basic subscription privilege to subscribe, prior to the Expiration Date, for additional shares of common stock of the Fund pursuant to the over-subscription privilege as described in the enclose Prospectus. The terms and conditions of the Subscription Rights offering are set forth in the Fund's Prospectus dated <DATE> (as it may be amended or supplemented, the "Prospectus"), which is incorporated into this Rights Certificate by reference. Capitalized terms used but not defined herein have the meanings set forth in the Prospectus. The owner of this certificate is entitled to the number of basic Subscription Rights and is entitled to exercise the basic Subscription Rights for the number of shares, shown on this Rights Certificate.

ESTIMATED SUBSCRIPTION PRICE

The Estimated Subscription Price is $____ per Share.

FINAL SUBSCRIPTION PRICE

The Subscription Price will be based upon a formula equal to 95% of the reported net asset value or market price per common share, whichever is lower on the Expiration Date. Market price per common share will be determined based on the average of the last reported sales prices of a common share on the NYSE on the Expiration Date and the four trading days preceding the Expiration Date.

METHOD OF EXERCISE OF RIGHTS

IN ORDER TO EXERCISE YOUR RIGHTS, YOU MUST EITHER (i) SIGN AND COMPLETE THE BACK OF THIS SUBSCRIPTION CERTIFICATE AND RETURN IT IN THE ENVELOPE PROVIDED TOGETHER WITH PAYMENT OF AN AMOUNT EQUAL TO THE ESTIMATED SUBSCRIPTION PRICE MULTIPLIED BY THE TOTAL NUMBER OF SHARES FOR WHICH YOU HAVE SUBSCRIBED (INCLUDING PURSUANT TO THE OVER-SUBSCRIPTION PRIVILEGE), OR (ii) PRESENT A PROPERLY COMPLETED NOTICE OF GUARANTEED DELIVERY, TO THE SUBSCRIPTION AGENT, COMPUTERSHARE TRUST COMPANY, N.A., IN EITHER CASE BEFORE [TIME] EASTERN TIME, [DATE].

Holder ID	COY	Class	Rights Qty Issued	Rights Cert #
123456789	XXXX	Subscription Rights	XXX.XXXXXX	12345678

Signature of Owner and U.S. Person for Tax Certification	Signature of Co-Owner (if more than one registered holder listed)	Date (mm/dd/yyyy)

12345678 CLS XRT2 COYC

03OD7B

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY SECTION 1: OFFERING INSTRUCTIONS (check the appropriate boxes) IF YOU WISH TO SUBSCRIBE FOR YOUR FULL ENTITLEMENT OF SUBSCRIPTION RIGHTS: $ _________________ I apply for ALL of my entitlement of new shares pursuant to the Primary Subscription EXAMPLE: PRIMARY SUBSCRIPTION ENTITLEMENT (1-FOR-3) No. of Shares owned on the Record Date 1000 x 1 = 1000 Rights (one Right for every Share held on the Record Date) (Rights Exercised) (No. of Additional Shares) (No. of Shares) ÷ 3 = x [PRICE] = (per share) x [PRICE] = (per share) $ _________________ $ _________________ $ _________________ Amount of personal check enclosed IF YOU DO NOT WISH TO APPLY FOR YOUR FULL ENTITLEMENT OF SUBSCRIPTION RIGHTS: In addition, I apply for additional shares pursuant to the Over-Subscription Privilege* IF YOU DO NOT WISH TO EXERCISE YOUR RIGHT TO SUBSCRIBE: Please disregard this mailing. SECTION 2: SUBSCRIPTION AUTHORIZATION: I acknowledge that I have received the Prospectus for this Offer and I hereby irrevocably subscribe for the number of Shares indicated above on the terms and conditions specified in the Prospectus relating to the Primary Subscription and the Over-Subscription Privilege. I understand and agree that I will be obligated to pay an additional amount to the Fund if the Final Subscription Price as determined on the Expiration Date is in excess of the [PRICE] Estimated Subscription Price per Share. I hereby agree that if I fail to pay in full for the Shares for which I have subscribed, the Fund may exercise any of the remedies set forth in the Prospectus. Signature of Subscriber(s) (and address if different than that listed on this Subscription Certificate) Telephone number (including area code) I apply for .. You must timely pay the Estimated Subscription Price for the full number of Shares you wish to acquire pursuant to the Primary Subscription and the Over-Subscription Privilege. If you are the record holder, you must deliver payment to the Subscription Agent via personal check, drawn upon a U.S. bank; please reference your subscription certificate number on your check or Notice of Guaranteed Delivery. If your shares are held in the name of a broker, dealer, bank or other nominee, you should deliver payment to such broker, dealer, bank or other nominee, as applicable, in accordance to instructions provided therefrom. A statement of holdings for the Shares acquired pursuant to both the Primary Subscription and the Over-Subscription Privilege will be mailed promptly after the expiration of the Offer and after full payment for the Shares subscribed for has been received and cleared. Because shareholders must only pay the Estimated Subscription Price per Share to exercise their Rights pursuant to this Offer, and the Final Subscription Price may be higher or lower than the Estimated Subscription Price (and because a shareholder may not receive all the Shares for which it subscribes pursuant to the Over-Subscription Privilege), shareholders may receive a refund or be required to pay an additional amount equal to: the difference between the Estimated Subscription Price and the Final Subscription Price, multiplied by the total number of Shares for which they have subscribed and been issued (including pursuant to the Over-Subscription Privilege). Any excess payment to be refunded by the Fund to a shareholder will be mailed by the Subscription Agent to such shareholder within ten Business Days after the Expiration Date. No interest will be paid to shareholders on such amounts. Any additional amounts due from shareholders (in the event the Final Subscription Price exceeds the Estimated Subscription Price) must be received within eight (8) business days after the Confirmation Date, [DATE], unless the Offer is extended by the Fund. * You can only participate in the Over-Subscription Privilege if you have subscribed for your full entitlement of new shares pursuant to the Primary Subscription. Please complete all applicable information and return to: COMPUTERSHARE TRUST COMPANY, N.A. By First Class Mail: Computershare Trust Company, N.A., Corporate Actions Voluntary Offer; COY: ZTG, P.O. Box 43011, Providence, RI 02940-3011 By Express Mail or Overnight Delivery: Computershare Trust Company, N.A., Corporate Actions Voluntary Offer; COY: ASG, 150 Royall Street, Suite V, Canton, MA 02021 DELIVERY OF THIS SUBSCRIPTION CERTIFICATE TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY. Any questions regarding this Subscription Certificate and the Rights Offering may be directed to Georgeson LLC toll free at 1-866-431-2108. x [PRICE] = (Estimated Subscription Price) (No. of Shares)